Exhibit 99.1

RAMACO RESOURCES, INC. ANNOUNCES PROPOSED CONVERTIBLE

SENIOR NOTES OFFERING

Company Release – November 4, 2025

LEXINGTON, KY – Ramaco Resources, Inc. (NASDAQ: METC) (“Ramaco” or the “Company”) announced today that it intends to offer, subject to market and other conditions, $300,000,000 aggregate principal amount of convertible senior notes due 2031 (the “notes”) in a public offering registered under the Securities Act of 1933, as amended. In addition, the Company expects to grant the underwriters of the notes an option to purchase, for settlement within a period of 13 days from, and including, the date the notes are first issued, up to an additional $45,000,000 aggregate principal amount of notes solely to cover over-allotments.

Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC are acting as the book-running managers for the offering of the notes.

The notes will be senior, unsecured obligations of Ramaco, will accrue interest payable semi-annually in arrears on May 1 and November 1 of each year, beginning on May 1, 2026 and will mature on November 1, 2031, unless earlier converted, redeemed or repurchased by the Company.

The notes will be convertible at the option of the holders in certain circumstances and during specified periods. Ramaco will settle conversions by paying or delivering, as applicable, cash, shares of its Class A common stock, par value $0.01 per share (“Class A common stock”), or a combination of cash and shares of its Class A common stock, at Ramaco’s election, based on the applicable conversion rate.

The notes will be redeemable, in whole or in part (subject to certain limitations), for cash at Ramaco’s option at any time, and from time to time, on or after November 6, 2028 and on or before the 40th scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of Ramaco’s Class A common stock exceeds 130% of the conversion price for a specified period of time. The redemption price will be equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

If certain corporate events that constitute a “fundamental change” occur, then, subject to a limited exception, noteholders may require Ramaco to repurchase their notes for cash. The repurchase price will be equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date.

The interest rate, initial conversion rate and other terms of the notes will be determined at the pricing of the offering of the notes.

Ramaco intends to use a portion of the net proceeds to fund the cost of entering into the capped call transactions described below. The Company expects to use the remainder of the net proceeds to fund the development of its rare earth elements and critical minerals project, for strategic growth opportunities and for general corporate purposes. If the underwriters exercise their over-allotment option, then Ramaco intends to use a portion of the additional net proceeds to fund the cost of entering into additional capped call transactions as described below.

In connection with the pricing of the notes, the Company expects to enter into privately negotiated capped call transactions with one or more of the underwriters or their respective affiliates and/or other financial institutions (the “option counterparties”). The capped call transactions will cover, subject to anti-dilution adjustments substantially similar to those applicable to the notes, the number of shares of Ramaco’s Class A common stock initially underlying the notes. The capped call transactions are expected generally to reduce the potential dilution to the Company’s Class A common stock upon any conversion of the notes and/or offset any potential cash payments the Company is required to make in excess of the principal amount of converted notes upon any conversion of the notes, as the case may be, with such reduction and/or offset subject to a cap. If, however, the market price per share of Ramaco’s Class A common stock, as measured under the terms of the capped call transactions, exceeds the cap price of the capped call transactions, there would nevertheless be dilution and/or there would not be an offset of such potential cash payments, in each case, to the extent that such market price exceeds the cap price of the capped call transactions. If the underwriters exercise their over-allotment option, then Ramaco expects to enter into additional capped call transactions with the option counterparties.

In connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to enter into cash-settled over-the-counter derivative transactions with respect to Ramaco’s Class A common stock concurrently with, or shortly after, the pricing of the notes, including with certain investors in the notes, and may unwind these derivative transactions and purchase shares of Ramaco’s Class A common stock following the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of Ramaco’s Class A common stock or the notes at that time.

In addition, the option counterparties and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Ramaco’s Class A common stock and/or purchasing or selling shares of Ramaco’s Class A common stock or other securities of Ramaco in secondary market transactions following the pricing of the notes and from time to time prior to the maturity of the notes (and are likely to do so (x) following any conversion of the notes, any repurchase of the notes by Ramaco on any fundamental change repurchase date or any redemption date, (y) following any other repurchase of the notes if Ramaco elects to unwind a corresponding portion of the capped call transactions in connection with such repurchase and (z) if Ramaco otherwise elects to unwind all or a portion of the capped call transactions). This activity could also cause or avoid an increase or a decrease in the market price of Ramaco’s Class A common stock or the notes, which could affect the ability of noteholders to convert the notes and, to the extent the activity occurs following conversion or during any observation period related to a conversion of notes, could affect the number of shares and value of the consideration that noteholders will receive upon conversion of the notes.

Concurrently with the offering of the notes, Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, acting on behalf of themselves and/or their affiliates (in such capacity, the “delta offering underwriters”), intend to offer, in a separate, underwritten public offering, a number of shares of Ramaco’s Class A common stock borrowed from non-affiliate third parties (the “concurrent delta offering”), to facilitate hedging transactions by some of the purchasers of the notes. The number of shares of Ramaco’s Class A common stock subject to the concurrent delta offering will be determined at the time of pricing of the concurrent delta offering and is expected to be no greater than the commercially reasonable initial short positions of such hedging investors in the notes. The completion of the offering of the notes is contingent on the completion of the concurrent delta offering, and the completion of the concurrent delta offering is contingent on the completion of the offering of the notes. Ramaco will not receive any proceeds from sales by the delta offering underwriters in the concurrent delta offering, and no new shares of Ramaco’s Class A common stock will be issued in the concurrent delta offering. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any Class A common stock in the concurrent delta offering.

Ramaco has filed a shelf registration statement on Form S-3 (including a prospectus) with the Securities and Exchange Commission (the “SEC”) which became effective automatically upon filing. The notes offering is being made only by means of a prospectus supplement and an accompanying prospectus. A preliminary prospectus supplement with an accompanying prospectus to which this communication relates will be filed with the SEC. Before you invest, you should read the preliminary prospectus supplement, the prospectus supplement, the accompanying prospectus and other documents that Ramaco has filed with the SEC for more complete information about Ramaco and the offering. You may obtain these documents free of charge by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, a copy of the prospectus supplement and the accompanying prospectus may be obtained from Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, New York 10282, telephone: 1-866-471-2526, facsimile: 212-902-9316 or by emailing prospectus-ny@ny.email.gs.com or from Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, New York 10014.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any securities referred to in this press release, nor will there be any sale of any such securities, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

ABOUT RAMACO RESOURCES

Ramaco Resources, Inc. is an operator and developer of metallurgical coal in southern West Virginia, and southwestern Virginia and a developing producer of coal, rare earth elements and critical minerals in Wyoming. Its executive offices are in Lexington, Kentucky, with operational offices in Charleston, West Virginia and Sheridan, Wyoming. The Company currently has four active metallurgical coal mining complexes in Central Appalachia and one development rare earth and coal mine near Sheridan, Wyoming in the initial stages of production. News and additional information about Ramaco, including filings with the Securities and Exchange Commission, are available at https://www.ramacoresources.com. For more information, contact investor relations at (859) 244-7455.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the timing, terms and completion of the proposed offerings, the intended use of the net proceeds, and the other risks discussed in Part I, Item 1A. “Risk Factors” in Ramaco’s Annual Report on Form 10-K for the year ended December 31, 2024, and the risks discussed in Part II, Item 1A. “Risk Factors” in Ramaco’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025, June 30, 2025, and September 30, 2025. These forward-looking statements represent Ramaco’s expectations or beliefs concerning guidance, future events, anticipated revenue, future demand and production levels, macroeconomic trends, the development of ongoing projects, costs and expectations regarding operating results, and it is possible that the results described in this news release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Ramaco’s control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. These factors include, without limitation, unexpected delays in our current mine development activities, the ability to successfully ramp up production at our complexes in accordance with the Company’s growth initiatives, failure of our sales commitment counterparties to perform, increased government regulation of coal in the United States or internationally, the impact of tariffs imposed by the United States and foreign governments, the further decline of demand for coal in export markets and underperformance of the railroads, the Company’s ability to successfully develop the Brook Mine REE/CM project, including whether the Company’s exploration target and estimates for such mine are realized, the timing of the initial production of rare earth concentrates, the development of a pilot and ultimately a full scale commercial processing facility. Mineral resources are not mineral reserves and do not meet the threshold for reserve modifying factors, such as estimated economic viability, that would allow for conversion to mineral reserves. There is no certainty that any part of the estimated mineral resources at Brook Mine will be converted into mineral reserves in the future. Rare earth elements and critical minerals is a new initiative for us and, as such, has required and will continue to require us to make significant investments to build out our rare earth capabilities. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Ramaco does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Ramaco to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements found in Ramaco’s filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The risk factors and other factors noted in Ramaco’s SEC filings could cause its actual results to differ materially from those contained in any forward-looking statement.

SOURCE Ramaco Resources, Inc.

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